                                        EXHIBIT 1.A (5)(i)

Hypothetical Illustrations:

The following illustrations use hypothetical examples to show the way a Policy works. The illustrations are illustrative only and are not a representation of past or future investment rates of return. Actual investment rates of return will be different from those shown depending on a number of factors including: premium and cash value allocations or transfers among the investment divisions and the Fixed Account made by an owner; and different rates of returns of the various Fund portfolios (which would include variations due to differences in annual rates of return, even if the rates of return averaged 0%, 6% and 12% over a period of years). Neither we nor any of the Funds make any representation that the hypothetical rates of return shown in these illustrations can be achieved in any one year or sustained over any period of time.

Upon request, we will furnish an illustration reflecting the proposed insured's age, sex, the specified face amount or premium amount requested, frequency of planned premium payments, death benefit option selected and any rider requested.

            FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                         MALE ISSUE AGE 45
                STANDARD NONSMOKER FULL UNDERWRITING RISK
        SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION C
                      GUARANTEED MAXIMUM CHARGES



                                                     TOTAL CASH VALUE (2)                              TOTAL DEATH BENEFIT (2)
                                                    Assuming Hypothetical                               Assuming Hypothetical
                        Premiums                   Gross Annual Investment                             Gross Annual Investment
           End Of     Accumulated                     Rates of Return of                                  Rates of Return of
          Policy    at 5% Interest   -----------------------------------------------------------------------------------------------
           Year        Per Year         0%              6%              12%         0%              6%                12%
           ----        --------         --              --              ---         --              --                ---
            1               2,100       1,230          1,318            1,405     102,000          102,000          102,000
            2               4,305       2,397          2,647            2,907     104,000          104,000          104,000
            3               6,620       3,499          3,986            4,516     106,000          106,000          106,000
            4               9,051       4,532          5,333            6,239     108,000          108,000          108,000
            5              11,604       5,491          6,681            8,082     110,000          110,000          110,000
            6              14,284       6,372          8,024           10,053     112,000          112,000          112,000
            7              17,098       7,163          9,352           12,155     114,000          114,000          114,000
            8              20,053       7,856         10,655           14,397     116,000          116,000          116,000
            9              23,156       8,440         11,920           16,782     118,000          118,000          118,000
            10             26,414       8,904         13,135           19,319     120,000          120,000          120,000
            15             45,315       9,666         18,734           35,583     130,000          130,000          130,000
            20             69,439       5,131         20,545           58,621     140,000          140,000          140,000
            25            100,227           0 (4)     12,974           92,921           0 (4)      150,000          150,000
            30            139,522           0 (4)          0 (4)      151,199 *         0 (4)            0 (4)      162,313 * (3)

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), and the daily charge to the Funds for investment management services equivalent to an annual rate of .57% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 22 available portfolios of the Funds), and .21% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). If these fees and expenses were taken into account, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of: -.77%, 5.18%, and 11.13%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(3) Minimum death benefit applies; see "Death Benefit Options -- Minimum Death Benefit" for further details.

(4) Zero values in cash value and death benefit indicate termination of coverage in the absence of a sufficient additional premium payment; see "Payment and Allocation of Premiums - Termination" for further details.

* If the Cash Value Accumulation test had been used, the following changes would apply:


                                      12%                12%
                                      Cash              Death
                        Yr.          Value             Benefit
                        --           -----             --------
                        30          144,278            207,283

                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                                  MALE ISSUE AGE 45
                     STANDARD NONSMOKER FULL UNDERWRITING RISK
              SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION A
                                GUARANTEED MAXIMUM CHARGES


                                                TOTAL CASH VALUE (2)                          TOTAL DEATH BENEFIT (2)
                                               Assuming Hypothetical                          Assuming Hypothetical
                     Premiums                 Gross Annual Investment                        Gross Annual Investment
        End Of     Accumulated                   Rates of Return of                             Rates of Return of
        Policy    at 5% Interest  ----------------------------------------------------------------------------------------------
         Year        Per Year           0%                6%           12%                0%              6%           12%
         ----        --------           --                --           ---                --              --           ---
           1              2,100        1,240              1,327        1,415          100,000         100,000      100,000
           2              4,305        2,427              2,678        2,940          100,000         100,000      100,000
           3              6,620        3,561              4,053        4,588          100,000         100,000      100,000
           4              9,051        4,641              5,452        6,368          100,000         100,000      100,000
           5             11,604        5,663              6,872        8,293          100,000         100,000      100,000
           6             14,284        6,626              8,311       10,376          100,000         100,000      100,000
           7             17,098        7,521              9,763       12,628          100,000         100,000      100,000
           8             20,053        8,344             11,224       15,063          100,000         100,000      100,000
           9             23,156        9,088             12,688       17,697          100,000         100,000      100,000
          10             26,414        9,747             14,150       20,549          100,000         100,000      100,000
          15             45,315       12,216             22,032       39,952          100,000         100,000      100,000
          20             69,439       11,492             29,348       71,387  *       100,000         100,000      100,000 *
          25            100,227        5,313             34,682      124,254  *       100,000         100,000      144,607 * (3)
          30            139,522            0 (4)         35,064      208,136  *             0 (4)     100,000      223,434 * (3)

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), and the daily charge to the Funds for investment management services equivalent to an annual rate of .57% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 22 available portfolios of the Funds), and .21% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). If these fees and expenses were taken into account, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of: -.77%, 5.18%, and 11.13%, respectively.

      Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(3) Minimum death benefit applies; see "Death Benefit Options -- Minimum Death Benefit" for further details.

(4) Zero values in cash value and death benefit indicate termination of coverage in the absence of a sufficient additional premium payment; see "Payment and Allocation of Premiums - Termination" for further details.

  * If the Cash Value Accumulation test had been used, the following changes would apply:

                                        12%          12%
                                       Cash         Death
                          Yr.          Value       Benefit
                          ---          -----       -------
                          20          70,580       124,678
                          25          114,709      181,488
                          30          175,521      252,169

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                              MALE ISSUE AGE 45
                   STANDARD NONSMOKER FULL UNDERWRITING RISK
           SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION B
                                CURRENT CHARGES


                                                      TOTAL CASH VALUE (2)                    TOTAL DEATH BENEFIT (2)
                                                     Assuming Hypothetical                    Assuming Hypothetical
                            Premiums                Gross Annual Investment                  Gross Annual Investment
               End Of      Accumulated                Rates of Return of                        Rates of Return of
               Policy    at 5% Interest   -----------------------------------------------------------------------------------
                Year        Per Year          0%           6%           12%               0%            6%           12%
                ----        --------          --           --           ---               --            --           ---
                 1                 2,100       1,564         1,662        1,759          101,564        101,662     101,759
                 2                 4,305       3,097         3,389        3,693          103,097        103,389     103,693
                 3                 6,620       4,597         5,183        5,816          104,597        105,183     105,816
                 4                 9,051       6,066         7,047        8,150          106,066        107,047     108,150
                 5                11,604       7,499         8,979       10,711          107,499        108,979     110,711
                 6                14,284       8,893        10,980       13,519          108,893        110,980     113,519
                 7                17,098      10,248        13,050       16,600          110,248        113,050     116,600
                 8                20,053      11,560        15,191       19,978          111,560        115,191     119,978
                 9                23,156      12,835        17,408       23,688          112,835        117,408     123,688
                10                26,414      14,098        19,743       27,820          114,098        119,743     127,820
                15                45,315      20,326        33,390       56,400          120,326        133,390     156,400
                20                69,439      25,051        49,298      102,398          125,051        149,298     202,398
                25               100,227      27,534        67,118      176,275 *        127,534        167,118     276,275 *
                30               139,522      25,842        85,022      293,886 *        125,842        185,022     393,886 *

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), and the daily charge to the Funds for investment management services equivalent to an annual rate of .57% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 22 available portfolios of the Funds), and .21% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). If these fees and expenses were taken into account, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of: -.77%, 5.18%, and 11.13%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

  * If the Cash Value Accumulation test had been used, the following changes would apply:


                             12%          12%
                            Cash         Death
                    Yr.     Value       Benefit
                    ---    -------      -------

                    25     176,272      278,891
                    30     292,441      420,147

                   FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                                    MALE ISSUE AGE 45
                        STANDARD NONSMOKER FULL UNDERWRITING RISK
                SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION B
                               GUARANTEED MAXIMUM CHARGES

                                                        TOTAL CASH VALUE (2)                         TOTAL DEATH BENEFIT (2)
                                                       Assuming Hypothetical                          Assuming Hypothetical
                             Premiums                 Gross Annual Investment                        Gross Annual Investment
               End Of      Accumulated                   Rates of Return of                             Rates of Return of
               Policy    at 5% Interest   -----------------------------------------------------------------------------------------
                Year        Per Year          0%                 6%           12%             0%              6%           12%
                ----        --------          --                 --           ---             --              --           ---
                  1                 2,100       1,233               1,320       1,407         101,233          101,320     101,407
                  2                 4,305       2,406               2,655       2,915         102,406          102,655     102,915
                  3                 6,620       3,519               4,005       4,533         103,519          104,005     104,533
                  4                 9,051       4,570               5,367       6,268         104,570          105,367     106,268
                  5                11,604       5,555               6,737       8,127         105,555          106,737     108,127
                  6                14,284       6,471               8,110      10,118         106,471          108,110     110,118
                  7                17,098       7,308               9,476      12,244         107,308          109,476     112,244
                  8                20,053       8,062              10,828      14,511         108,062          110,828     114,511
                  9                23,156       8,723              12,155      16,924         108,723          112,155     116,924
                 10                26,414       9,286              13,448      19,488         109,286          113,448     119,488
                 15                45,315      11,017              19,774      35,704         111,017          119,774     135,704
                 20                69,439       9,093              23,530      57,371         109,093          123,530     157,371
                 25               100,227       1,587              21,559      84,925         101,587          121,559     184,925
                 30               139,522           0 (4)           8,460     117,419               0 (4)      108,460     217,419

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), and the daily charge to the Funds for investment management services equivalent to an annual rate of .57% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 22 available portfolios of the Funds), and .21% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). If these fees and expenses were taken into account, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of: -.77%, 5.18%, and 11.13%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(4) Zero values in cash value and death benefit indicate termination of coverage in the absence of a sufficient additional premium payment; see "Payment and Allocation of Premiums - Termination" for further details.

           FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                               MALE ISSUE AGE 45
                   STANDARD NONSMOKER FULL UNDERWRITING RISK
           SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION C
                                CURRENT CHARGES


                                                  TOTAL CASH VALUE (2)                      TOTAL DEATH BENEFIT (2)
                                                 Assuming Hypothetical                       Assuming Hypothetical
                         Premiums               Gross Annual Investment                     Gross Annual Investment
            End Of     Accumulated                  Rates of Return of                         Rates of Return of
            Policy    at 5% Interest  ---------------------------------------------------------------------------------------
             Year        Per Year          0%           6%            12%                  0%            6%           12%
             ----        --------          --           --            ---                  --            --           ---

              1                 2,100        1,563         1,661        1,759             102,000       102,000      102,000
              2                 4,305        3,095         3,388        3,692             104,000       104,000      104,000
              3                 6,620        4,593         5,180        5,814             106,000       106,000      106,000
              4                 9,051        6,059         7,042        8,148             108,000       108,000      108,000
              5                11,604        7,488         8,972       10,708             110,000       110,000      110,000
              6                14,284        8,876        10,970       13,519             112,000       112,000      112,000
              7                17,098       10,222        13,037       16,604             114,000       114,000      114,000
              8                20,053       11,524        15,174       19,991             116,000       116,000      116,000
              9                23,156       12,786        17,388       23,715             118,000       118,000      118,000
              10               26,414       14,033        19,720       27,871             120,000       120,000      120,000
              15               45,315       20,111        33,389       56,884             130,000       130,000      130,000
              20               69,439       24,455        49,516      104,954 *           140,000       140,000      140,000 *
              25              100,227       25,969        68,183      185,350 *           150,000       150,000      215,710 * (3)
              30              139,522       21,521        88,813      317,684 *           160,000       160,000      341,035 * (3)

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), and the daily charge to the Funds for investment management services equivalent to an annual rate of .57% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 22 available portfolios of the Funds), and .21% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). If these fees and expenses were taken into account, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of: -.77%, 5.18%, and 11.13%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(3) Minimum death benefit applies; see "Death Benefit Options -- Minimum Death Benefit" for further details.

  * If the Cash Value Accumulation test had been used, the following changes would apply:


                                     12%          12%
                                    Cash         Death
                            Yr.     Value       Benefit
                            ---     -----       -------
                             20     104,414      184,444
                             25     180,287      285,244
                             30     298,830      429,325

                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                                  MALE ISSUE AGE 45
                      STANDARD NONSMOKER FULL UNDERWRITING RISK
              SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION A
                                   CURRENT CHARGES


                                                 TOTAL CASH VALUE (2)                          TOTAL DEATH BENEFIT (2)
                                                Assuming Hypothetical                          Assuming Hypothetical
                      Premiums                 Gross Annual Investment                        Gross Annual Investment
         End Of     Accumulated                   Rates of Return of                              Rates of Return of
         Policy    at 5% Interest  -----------------------------------------------------------------------------------------------
          Year        Per Year          0%           6%                12%              0%           6%               12%
          ----        --------          --           --                ---              --           --               ---
            1             2,100         1,566         1,664             1,762        100,000       100,000         100,000
            2             4,305         3,104         3,397             3,702        100,000       100,000         100,000
            3             6,620         4,612         5,200             5,836        100,000       100,000         100,000
            4             9,051         6,092         7,078             8,186        100,000       100,000         100,000
            5            11,604         7,539         9,029            10,771        100,000       100,000         100,000
            6            14,284         8,951        11,055            13,615        100,000       100,000         100,000
            7            17,098        10,330        13,160            16,745        100,000       100,000         100,000
            8            20,053        11,671        15,345            20,190        100,000       100,000         100,000
            9            23,156        12,980        17,618            23,989        100,000       100,000         100,000
           10            26,414        14,285        20,024            28,239        100,000       100,000         100,000
           15            45,315        20,863        34,360            58,169        100,000       100,000         100,000
           20            69,439        26,320        52,076           108,302        100,000       100,000         132,561   (3)
           25           100,227        30,222        74,331 *         190,965 *      100,000       100,000 *       222,245 * (3)
           30           139,522        31,295       103,195 *         326,927 *      100,000       110,780 * (3)   350,957 * (3)

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), and the daily charge to the Funds for investment management services equivalent to an annual rate of .57% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 22 available portfolios of the Funds), and .21% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). If these fees and expenses were taken into account, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of: -.77%, 5.18%, and 11.13%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(3) Minimum death benefit applies; see "Death Benefit Options -- Minimum Death Benefit" for further details.

  * If the Cash Value Accumulation test had been used, the following changes would apply:

                    6%           12%                     6%           12%
                   Cash         Cash                    Death        Death
           Yr.    Value         Value          Yr.     Benefit      Benefit
           ---    -----         -----          ---     -------      -------
            15     n/a          58,115         15       n/a         116,174
            20     n/a         106,528         20       n/a         188,179
            25    73,969       183,687         25     117,030       290,623
            30    99,638       304,233         30     143,148       437,088